UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2007

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BROADCASTER, INC.

(Exact name of registrant as specified in its charter)

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California	0-15949	94-2862863
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9201 Oakdale Avenue, Suite 200

Chatsworth, CA 91311

(Address of Principal Executive Office) (Zip Code)

(818) 206-9274

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On March 14, 2007, the board of directors of Broadcaster, Inc. (“Broadcaster”) authorized the issuance of Broadcaster’s common stock as follows:

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21,000,000 shares to the former shareholders of AccessMedia Networks, Inc. (“AccessMedia”) as follows:

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3,360,000 shares to Software People, LLC;

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3,360,000 shares to Trans Global Media, LLC;

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6,720,000 shares to Broadcaster, LLC; and

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1,680,000 shares to AccessMedia Technologies, LLC; and

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5,880,0000 shares to Michael Gardner.

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1,050,000 shares to Baytree Capital Associates, LLC (“Baytree”); and

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50,000 shares to Baytree.

The securities referenced in this Item 3.02 were granted in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2007, Sean Deson was appointed to the Board of Directors of Broadcaster. Mr. Deson is a Managing Director of Baytree, which is controlled by Michael Gardner, one of our principal shareholders.

Item 8.01

Other Events.

On March 14, 2007, Broadcaster agreed to issue 21,000,000 shares of Broadcaster’s common stock as an earn-out payment to the former shareholders of AccessMedia for meeting three target revenue levels as specified in the Amendment to the Amended and Restated Agreement and Plan of Merger through which Broadcaster acquired AccessMedia on June 1, 2006. Of the earn-out payments, 15,120,000 shares will be issued to four limited liability companies controlled by Mr. Nolan Quan and 5,880,000 will be issued to Mr. Michael Gardner. An additional 1,050,000 shares will be issued to Baytree, a company controlled by Mr. Gardner, pursuant to a Consulting Agreement with Broadcaster under which Baytree receives additional shares equal to 5% of any shares issued to the former AccessMedia shareholders. Further, Baytree received an additional 50,000 shares under the same Consulting Agreement for services rendered in connection with a related transaction, the asset acquisition of America’s Biggest, Inc. which occurred in September 2006. Baytree waived a $25,000 cash fee to which it was entitled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCASTER, INC.

By:	/s/ MARTIN R. WADE, III
Martin R. Wade, III Chief Executive Officer

Date: March 16, 2007

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